Exhibit 5.1

                         Automatic Data Processing, Inc.
                             Corporate Headquarters
                                One ADP Boulevard
                         Roseland, New Jersey 07068-0456





                                November 12, 2003




Board of Directors
Automatic Data Processing, Inc.
One ADP Boulevard
Roseland, New Jersey 07068-0456

                  Re:      Automatic Data Processing, Inc.
                           Registration Statement on Form S-8


Ladies and Gentlemen:

                  In connection with the registration statement on Form S-8 (the "Registration Statement") filed by Automatic Data Processing, Inc. (the "Company") with the Securities and Exchange Commission on November 12, 2003 pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), you have requested that I furnish you with my opinion as to the legality of the 10,000,000 shares (the "Shares") of the Company's common stock, par value $0.10 per share (the "Common Stock"), which are being registered under the Registration Statement.

                  In this regard, I have examined originals, or copies authenticated to my satisfaction, of the Company's Amended and Restated Certificate of Incorporation, the Company's Amended and Restated By-Laws and the Company's records of corporate proceedings. In addition, I have made such other examinations of law and fact as I considered necessary in order to form a basis for the opinions hereinafter expressed.

                  Based upon the foregoing, I am of the opinion that the Shares have been duly authorized and, when issued in accordance with the Automatic Data Processing, Inc. Retirement and Savings Plan, as amended, will be validly issued, fully paid and nonassessable.

                  I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, to its use as part of the Registration Statement, and to the use of my name in the Registration Statement. In giving this consent, I do not admit that I come within the category of persons whose consent is required by the Act or Rules.


                                Very truly yours,


                               /s/ James B. Benson
                               ---------------------
                                   James B. Benson
                                   General Counsel